SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Huttig Building Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

March 9, 2020

Dear Huttig Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Huttig Building Products, Inc. (“Annual Meeting”), to be held at 8 a.m., local time, on Tuesday, April 21, 2020 at the Meadowbrook/Forest Hills conference room of the St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, Missouri 63141.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our Annual Report for fiscal year 2019 accompanies this Proxy Statement.

This year, like last year, pursuant to U.S. Securities and Exchange Commission (the “SEC”) rules, we have elected to furnish proxy materials to our stockholders via the Internet instead of mailing printed copies of those materials to each stockholder. We believe this approach will reduce our costs and help the environment by reducing paper waste. If you received a “Stockholder Meeting Notice” by mail, which provides notice of Internet availability of proxy materials, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Stockholder Meeting Notice will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. The Proxy Statement and the 2019 Annual Report are available online at www.edocumentview.com/HBP, however, a copy of the proxy materials will be delivered to any stockholder upon request at your address. If you wish to receive a hard copy of the proxy materials, you may call us at 314-216-2600 or send a written request to 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141, Attn: Corporate Secretary or send an email to investorvote@computershare.com with “Proxy Materials Huttig Building Products, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Stockholder Meeting Notice, and state that you want to receive a paper copy of the proxy materials. You can also request an email copy. If you request an email copy, you will receive an email with a link to the current meeting materials.

It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy through one of the methods mentioned above.

Sincerely,

Jon P. Vrabely
President and Chief Executive Officer

Huttig Building Products, Inc.

555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2020

March 9, 2020

Huttig Building Products, Inc. will hold its 2020 annual meeting of stockholders (the “Annual Meeting”) on Tuesday, April 21, 2020 at 8 a.m., local time at the Meadowbrook/Forest Hills conference room of the St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, Missouri 63141 for the following purposes:

1.	To elect two directors to each serve a three-year term expiring in 2023;

2.	To approve, by a non-binding advisory vote, the compensation paid to our named executive officers;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

The Board of Directors has fixed February 26, 2020 as the record date for the purpose of determining stockholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the meeting at our executive offices at 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141.

In order to assure a quorum, it is important that stockholders, who do not expect to attend the meeting in person use the Internet address or toll-free telephone number set forth on the Stockholder Meeting Notice to vote their shares. Alternatively, a stockholder may request a hard copy set of the Annual Report and Proxy Statement as well as a proxy card and may fill in, sign, date and timely return the proxy card to vote their shares. Any stockholder attending the meeting may vote in person even if that stockholder has previously returned a proxy or voted online. If you plan to attend the meeting in person, please bring proper identification and proof of ownership of your shares.

By Order of the Board of Directors,

Jon P. Vrabely
President & Chief Executive Officer

HUTTIG BUILDING PRODUCTS, INC.

555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2020

The Board of Directors of Huttig Building Products, Inc. (“Huttig” or the “Company”) is soliciting the proxy for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at the Meadowbrook/Forest Hills conference room of the St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, Missouri 63141 on Tuesday, April 21, 2020 at 8 a.m., local time, and at any adjournments or postponements thereof. Shares represented by the proxy, when properly voted prior to the Annual Meeting and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated on a proxy for a particular matter that is properly executed and returned prior to the Annual Meeting and not revoked, the shares represented by the proxy will be voted “For” each nominee for election as a director, “For” the proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers, and “For” the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020, as the case may be. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy.

The first date on which the Stockholder Meeting Notice is being sent and this Proxy Statement, the form of proxy, and the 2020 Annual Report is made available to the Company’s stockholders at www.edocumentview.com/HBP (and/or by mail, if requested) is on or about March 9, 2020.

Only shareholders as of February 26, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, as well as, attend the Annual Meeting. Each shareholder must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, recording or photographic equipment, tablets, or computers is not permitted at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 21, 2020

This Proxy Statement and the 2019 Annual Report to Stockholders are available at www.edocumentview.com/HBP.

How to Vote

Stockholders may vote by voting via the Internet or using the toll-free number listed on the Stockholder Meeting Notice. The “Stockholder Meeting Notice” is sent by mail and provides notice of Internet availability of proxy materials. The Internet and telephone voting procedures are designed to authenticate votes cast by use of a Personal Identification Number. Alternatively, stockholders may request a hard copy set of the Annual Report, Proxy Statement and proxy card and may vote by marking their proxy, dating and signing it and timely returning it to the Corporate Secretary. The procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the Stockholder Meeting Notice. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm’s voting processes.

How to Revoke a Vote

Stockholders may revoke proxies at any time prior to the voting of the proxy by (a) providing written notice to the Company, (b) submitting a new later-dated proxy via the Internet, telephone or by mail, or (c) voting in person at the Annual Meeting.

Special Voting Rules for Participants in Huttig’s 401(k) Plan

If you participate in the Huttig Building Products, Inc. Savings and Profit Sharing Plan (the “401(k) Plan”), you will receive one proxy with respect to all of your shares of Huttig stock registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy with respect to each registered name for which you have an account. Shares of Huttig common stock (“Common Stock”) held in the 401(k) Plan will be voted by The Prudential Investment Company of America, as trustee of the 401(k) Plan, as directed by 401(k) Plan participants.

Participants in the 401(k) Plan should indicate their voting instructions for each action to be taken at the Annual Meeting on the Huttig proxy. All voting instructions from the 401(k) Plan participants will be kept confidential. If a participant fails to vote, the Huttig shares allocated to such participant will be voted in accordance with the Board’s recommendation.

Outstanding Shares and Required Votes

As of the close of business on February 26, 2020, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had issued and outstanding 26,898,683 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. At the Annual Meeting, a quorum will be present if at least a majority of the total number of outstanding shares of our Common Stock are present, either in person or represented by proxy.

Directors will be elected by a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes may be cast in favor of a director nominee or withheld, and the nominees receiving the highest number of favorable votes will be elected as directors of the Company. Because at this year’s Annual Meeting, there are as many nominees (two) as there are directors to be elected (two), a director nominee is assured of being elected if he or she receives any “For” votes, regardless of how many withheld votes are cast for that director.

The advisory approval of the compensation paid by the Company to its named executive officers and the ratification of the appointment of KPMG LLP each require the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are counted as present or represented for purposes of determining whether a quorum is present at the meeting. Stockholders may abstain from voting on any or all proposals expected to be brought before the meeting except for the election of directors. Abstentions do not count as votes cast for or against a matter and, therefore, will not affect the outcome of the voting with respect to such matters at the meeting.

A broker non-vote occurs with respect to a particular matter when a broker returns a proxy card but does not vote on the matter because the broker does not have the discretionary authority to do so in the absence of voting instructions from the beneficial owner. Brokers have discretionary authority to vote on Item 3, the ratification of the appointment of KPMG LLP; however, brokers do not have discretionary authority to vote on the election of directors or on any of the other items to be considered at the Annual Meeting if the broker does not receive voting instructions from you. Broker non-votes do not count as votes cast for or against a matter or as shares “entitled to vote,” and therefore will not affect the outcome of the voting at the Annual Meeting.

Availability and Householding of Materials

Pursuant to the SEC rules, we have elected to again furnish proxy materials to our stockholders via the Internet instead of mailing printed copies of those materials to each stockholder. We believe this approach will reduce our costs and help the environment by reducing paper waste. If you received a “Stockholder Meeting Notice” by mail, which provides notice of Internet availability of proxy materials, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Stockholder Meeting Notice will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. The Proxy Statement and the 2019 Annual Report are available online at www.edocumentview.com/HBP, however, a copy of the Proxy Statement and 2019 Annual Report will be delivered to any stockholder upon request at your address. If you wish to receive a hard copy of this Proxy Statement or the 2019 Annual Report, you may call us at 314-216-2600 or send a written request to 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141, Attn: Corporate Secretary or send an email to investorvote@computershare.com with “Proxy Materials Huttig Building Products, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Stockholder Meeting Notice, and state that you want to receive a paper copy of the proxy materials. You can also request an email copy. If you request an email copy, you will receive an email with a link to the current meeting materials. Stockholders sharing an address who now receive multiple copies of this Proxy Statement or the 2019 Annual Report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above or sending an email as provided above. By requesting email copies or by requesting a single copy for multiple stockholders sharing the same address, you can also help the environment.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company (the “Board” or “Board of Directors”) is currently comprised of seven members and is divided into three classes, with each class holding office for staggered three-year terms. At the Annual Meeting, Gina G. Hoagland and J. Keith Matheney, if elected, will hold office until the 2023 Annual Meeting of stockholders. If properly voted prior to the Annual Meeting, and not revoked, the enclosed proxy will be voted for the election of these directors unless a stockholder indicates that a vote should be withheld with respect to any or all of such nominees. The election of each nominee has been recommended by the Board of Directors. Each of the nominees has consented to being named in this Proxy Statement and has indicated his or her willingness to serve if elected. If any of the nominees shall, prior to the meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such replacement nominee, if any, as may be recommended by the Board of Directors.

The Board unanimously recommends a vote “FOR” the election of Ms. Gina G. Hoagland and Mr. J. Keith Matheney as directors for a three-year term expiring in 2023.

Please review the following information regarding Ms. Gina G. Hoagland and Mr. J. Keith Matheney, and the other directors continuing in office.

Director Nominees for Election at the Annual Meeting

GINA G. HOAGLAND

Age 55. Director since January 2016. Chairperson and Chief Executive Officer of Collaborative Strategies, Inc., a consulting firm that provides board development, strategy and succession planning services, since 2017 and, previously, President since 1993. President and owner of Trademark Wines (Missouri-based distributor of beverage alcohol) from July 2016 to December 31, 2019. Ms. Hoagland’s qualifications to serve on the Board include her experience serving as Chairperson of the Board of Directors of Triad Bank and her extensive experience as an advisory member of the Board of Directors of the following distribution, manufacturing and construction companies: Major Eagle Inc. / Eagle Brands, Inc., G.M. Johnson

Companies, Inc., Essex Industries Inc., ATRO Engineered Systems, Inc., Anova Furnishings, Inc., Morgan Distributing, Paramount Apparel International, MTM, Empire Comfort Systems, Swank Motion Pictures, and Keeley Companies.

J. KEITH MATHENEY

Age 71. Director since 2004. Managing member of Matheney and Matheney, CPAs PLLC (accounting and tax consulting) since 2004. Executive Vice President of Louisiana Pacific Corporation (forest products manufacturer) from 2002 to 2003 and Vice President from 1997 to 2002. Formerly a director of Pope & Talbot, Inc. (a forest products company). Mr. Matheney’s qualifications to serve on the Board include his executive experience in a large public company in the building products industry, his financial expertise and his experience on another public company board, including audit committee experience.

Directors Whose Terms Expire in 2021

DONALD L. GLASS

Age 71. Director since 2004. Retired. President and Chief Executive Officer of The Timber Company (timber producer) from 1997 to 2001. Executive Vice President of Georgia-Pacific Corporation (building products manufacturer) from 1996 to 2001. Mr. Glass’s qualifications to serve on the Board include his executive experience with a large public company in the building products industry, including his experience as the chief executive officer of one of its operating units.

DELBERT H. TANNER

Age 68. Chairperson. Director since 2001. Retired. Chief Executive Officer of Anderson Group, Inc. (manufacturer of welding equipment and industrial fans) from 2005 to 2007. President and Chief Executive Officer of RMC Industries Corporation (ready-mix concrete and building materials producer) from 2002 to 2005. Chief Operating Officer and Executive Vice President of RMC Industries Corporation in 2002 and Senior Vice President of RMC Industries Corporation from 1998 to 2002. Mr. Tanner’s qualifications to serve on the Board include his experience as the chief executive officer of a multi-national equipment manufacturer and of a large cement and buildings material producer.

Directors Whose Terms Expire in 2022

JON P. VRABELY

Age 54. Director since 2007. President and Chief Executive Officer of the Company since 2007. Vice President, Chief Operating Officer of the Company from 2005 to 2007. Mr. Vrabely’s qualifications to serve on the Board include his extensive knowledge of the Company’s operations, strategy and financial position through his service as our President and Chief Executive Officer, as well as through his prior positions in his 20 years of service with the Company.

PATRICK L. LARMON

Age 67. Director since 2015. Retired. President and Chief Executive Officer of Bunzl North America from 2004 to 2018. Executive Director of Bunzl plc, an international distribution and outsourcing group headquartered in London from 2005 until December 2018. Currently a director of Diversified Foodservice Systems, Inc. and Pestell Distribution, Inc., two private equity firms, since 2019, and Bodycote, plc, a metal heat treating company, since 2016. Mr. Larmon was Executive Vice President and part owner of Packaging Products Corporation from 1984 to 1990 when it was acquired by Bunzl. Mr. Larmon held various other management positions at Bunzl from 1990 to 2003 until he was named President and Chief Executive Officer. Mr. Larmon’s qualifications to serve on the Board include his executive experience in a large public company in the distribution industry, his financial expertise, and his experience on another public company board.

JAMES F. HIBBERD

Age 55. Director since 2015. Operating partner of Emerald Lake Capital Management, a private equity firm, since January 2019. Board member of City Ventures and Electrical Source from 2019 to present. Chief Executive Officer of Basic Electric Solutions Team from 2017 until December 2019. Executive Advisor for Ares Management from 2017 through end of 2018. Senior Vice President Strategy, Business Transformation and Mergers & Acquisitions for Rexel North America (distributor of electrical and communications products) from January 2016 to March 2017. Senior Vice President and Chief Executive Officer of Gexpro Electrical Distribution, a division of Rexel Holdings USA Corp. from 2012 to 2016. Mr. Hibberd held various leadership positions at General Electric Supply and other General Electric affiliates prior to joining Rexel in 2006. Mr. Hibberd’s qualifications to serve on the Board include his executive experience in a large international distribution company and his experience as a chief executive officer.

There are no arrangements or understandings between any director or director nominee and any other persons pursuant to which he or she was selected as a director or nominee. None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Stock Market Rule 5250(b)(3) of The NASDAQ Market LLC (“NASDAQ”), where the Company’s Common Stock is listed.

Directors will be elected by a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes may be cast in favor of a director nominee or withheld, and the nominees receiving the highest number of favorable votes will be elected as directors of the Company. Because at this year’s Annual Meeting, there are as many nominees (two) as there are directors to be elected (two), a director nominee is assured of being elected if he or she receives any “For” votes, regardless of how many withheld votes are cast for that director.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

The Board of Directors is currently comprised of seven directors. The Board of Directors held 7 meetings and 8 regular Committee meetings in 2019. For their respective terms on the Board, each director attended all fiscal year 2019 meetings of the Board and each Committee on which he or she served. The Company’s directors are encouraged to attend the Annual Meeting. All of the Company’s directors attended the 2019 Annual Meeting of Stockholders.

Director Independence

On an annual basis, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more of the directors, the Board of Directors evaluates the independence of the directors and determines if each director qualifies as an “independent director” as defined under the listing requirements of NASDAQ on which the Company’s Common Stock is listed. After carefully considering all relevant facts and circumstances, the Board of Directors has affirmatively determined that six of the Company’s seven directors, Ms. Hoagland and Messrs. Glass, Hibberd, Larmon, Matheney and Tanner, are independent in accordance with the standards established by NASDAQ. The Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Vrabely does not meet the NASDAQ independence standards for a director because he is an executive officer of the Company.

The Board of Directors has also affirmatively determined that:

•

each member of the Audit Committee qualifies as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder, as well as NASDAQ’s independence rules relating to audit committees; and

•	each member of the Management Organization and Compensation Committee meets the independence requirements of the SEC and NASDAQ’s corporate governance listing standards.

Corporate Governance

The Company has adopted Corporate Governance Guidelines, as well as a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.huttig.com. Information on, or accessible through, the Company’s website is not a part of, and is not incorporated into, this Proxy Statement. The Company intends to post on its website any amendments to, or waivers from, its Code of Business Conduct and Ethics within four business days of such amendment or waiver.

The Nominating and Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Governance Committee reviews the Company’s corporate governance practices to ensure that (a) they comply with applicable laws, (b) they continue to reflect what the Nominating and Governance Committee believes are best practices, and (c) they promote the best interests of the Company and its stockholders.

Board Leadership Structure

The Board has chosen to separate the positions of Chairperson of the Board and Chief Executive Officer at this time. Mr. Delbert H. Tanner, a non-employee independent director, serves as Chairperson, and Mr. Jon P. Vrabely serves as the President and Chief Executive Officer. Separating the Chair position and the Chief Executive Officer position allows the Chief Executive Officer to focus on setting the strategic direction of the Company and on our day-to-day business, and allows the Chairperson to lead the Board in its fundamental role of providing advice to and independent oversight of management. While the Company’s Amended and Restated By-laws (“bylaws”) and Corporate Governance Guidelines do not require that our Chairperson and Chief Executive Officer positions be separate, the Board believes that having separate positions and having an independent outside director serve as Chairperson is the appropriate leadership structure for the Company at this time. The Board retains the discretion to assess whether the positions should be combined or separated at any given time based upon its evaluation of, among other things, the composition of the Board and the circumstances facing the Company.

Board Role in Risk Oversight

The Board believes that an important part of its responsibilities is to review the Company’s assessment of the major risks the Company faces and its policies for monitoring and controlling these risks. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. Management regularly reports to the Audit Committee on the Company’s risk assessment and management policies, the Company’s major financial and operational risk exposure, including, cybersecurity risk, and the steps taken by management to monitor and mitigate such exposure. The Management Organization and Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession. It believes it has allocated executive compensation among base salary and short- and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The Board, as a whole, examines specific business risks as part of its regular strategic reviews. In addition, management periodically reviews with the Board matters of particular importance or concern, including any significant areas of risk that warrant Board attention.

Board Committees

The Board of Directors has four standing Committees: (1) Executive, (2) Audit, (3) Management Organization and Compensation, and (4) Nominating and Governance. The Board may from time to time designate one or more ad hoc committees with respect to certain matters. The Executive Committee meets when a quorum of the full Board of Directors cannot be readily obtained. In 2019, the Executive Committee did not hold any meetings.

Except for the Executive Committee, which operates under the authority set forth in our bylaws, each of the standing Committees operates under a written charter adopted by the Board of Directors. All of the Committee charters are available on the Company’s website at www.huttig.com. Information on, or accessible through, the Company’s website is not a part of, and is not incorporated into, this Proxy Statement.

The current memberships of the four standing committees of the Board of Directors follow:

Executive Committee	Audit Committee	Management Organization & Compensation Committee	Nominating & Governance Committee
Jon P. Vrabely*	Patrick L. Larmon*	James F. Hibberd*	Gina G. Hoagland*
Donald L. Glass	James F. Hibberd	Donald L. Glass	Patrick L. Larmon
J. Keith Matheney	Gina G. Hoagland	Gina G. Hoagland	J. Keith Matheney
Delbert H. Tanner	J. Keith Matheney	Delbert H. Tanner	Delbert H. Tanner

*	Chairperson

Audit Committee

The Audit Committee assists the Board in fulfilling the Board’s oversight responsibility with respect to the integrity of the Company’s financial statements, the qualification and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and its internal auditors, the Company’s compliance with legal and regulatory requirements and the Company’s risk assessment and risk management policies. The Audit Committee assesses financial, credit and liquidity, legal and regulatory risk, cybersecurity threats and operational risks and reviews management’s processes and procedures to manage and mitigate such risks. The Audit Committee regularly informs the Board through committee reports about such risks.

The Audit Committee has the sole authority to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee meets periodically with representatives from the Company’s internal auditors and independent auditors separate from management. The Audit Committee is also responsible for reviewing compliance with the Company’s Code of Business Conduct and Ethics and for administering and enforcing the Company’s accounting and auditing compliance procedures adopted in accordance with Section 301 of the Sarbanes-Oxley Act of 2002. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement confirming the absence of any relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with the independent auditors any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence. The Audit Committee also received a report on the quality control procedures of the independent auditors, as well as the most recent peer review conducted under guidelines of the American Institute of Certified Public Accountants. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing, and results of the internal audit examinations. The Audit Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope and the independent auditors’ examination of the financial statements.

The Board of Directors has determined that Messrs. Matheney and Larmon meet the requirements of an “audit committee financial expert” as defined in regulations of the SEC. During 2019, the Audit Committee held 4 meetings.

The report of the Audit Committee is included under “Report of the Audit Committee” in this Proxy Statement.

Management Organization and Compensation Committee

The Management Organization and Compensation Committee (the “Compensation Committee”) oversees the Company’s compensation plans and practices, including its executive compensation plans and director compensation plans, reviews and evaluates the performance of the Chief Executive Officer, reviews with the Chief Executive Officer his evaluation of the performance of other members of senior management, administers the Company’s restricted stock and other stock-based compensation plans and programs, reviews management development and succession planning policies and produces the annual report on executive compensation for inclusion in the Company’s annual proxy statement. During 2019, the Compensation Committee held 3 meetings.

Nominating and Governance Committee

The Nominating and Governance Committee’s duties include assisting the Board by identifying individuals qualified to become members of the Board, recommending to the Board the director nominees for election at the next annual meeting of stockholders of the Company, advising the Board with respect to Board composition and procedures, advising the Board with respect to corporate governance principles and overseeing the evaluation of the Board. During 2019, the Nominating and Governance Committee held one meeting.

Director Qualifications and Nominating Procedures

The Company’s Corporate Governance Guidelines provide that the Board should generally have between seven and eleven directors, a substantial majority of whom must qualify as independent directors as defined under the listing standards of NASDAQ. The Corporate Governance Guidelines provide that a director who serves as the Company’s Chief Executive Officer should not serve on more than two other public company boards, other directors should not serve on more than four other public company boards and members of the Audit Committee should not serve on more than two other public company audit committees.

The Board seeks to identify and recruit the best available director candidates to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. Characteristics required for service on the Company’s Board include integrity, an understanding of the workings of large business organizations such as the Company, senior level executive experience, the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. The Board will consider potential director candidates proposed by other members of the Board and management and those potential director candidates properly proposed by our stockholders. From time to time, the Nominating and Governance Committee may retain search firms or other advisors to assist it in recruiting the best available director candidates for the Company.

Although the Company does not have a formal written diversity policy for the Board, the Board determines the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time, with the objective of having a Board with adequately diverse backgrounds and experiences in light of the circumstances existing at that time. The Board evaluates each individual in the context of that individual’s potential contribution to the Board as a whole with the objective of recommending a collective group that can best promote the success of the Company’s business, represent stockholder interests through the exercise of sound judgment and allow the Board as a whole to benefit from the group’s varying backgrounds and experiences. The Board applies the same criteria to all candidates that it considers, including any candidates properly submitted by our stockholders.

To have a candidate considered by the Board, a stockholder must submit the recommendation in writing to the Company addressed to the Office of the Corporate Secretary at 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141 and must provide the following information, in addition to any other information required in the Company’s bylaws and applicable law:

•	The candidate’s name, age and business and residence address;

•	The candidate’s principal employment or occupation;

•	The class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the candidate;

•	A description of any arrangements or understandings between the stockholder and the candidate;

•	A signed confirmation of the candidate’s willingness to serve on the Board;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the candidate;

•	The class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder, and the length of time of such ownership; and

•	The stockholder’s name and record address.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Board will consider such candidates in connection with annual elections of directors or the filling of any director vacancies. Any stockholder nominations for the 2021 annual meeting of stockholders, together with the information described above, must be submitted in accordance with the procedures described under “Miscellaneous — Next Annual Meeting; Stockholder Proposals” in this Proxy Statement.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Committee or any Chairperson of any Committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or Committee, correspondence should be addressed to the Board of Directors or any such individual director or group or Committee by either name or title. All such correspondence should be sent to the Company “c/o Corporate Secretary” at 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141. To communicate with any of our directors electronically, stockholders should use the following e-mail address: corporatesecretary@huttig.com.

The office of the Corporate Secretary will open all communications received as set forth in the preceding paragraph for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive or irrelevant material will be forwarded promptly to the addressee. To the extent that the communication involves a request for information, such as an inquiry about the Company or stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. In the case of communications to the Board or any group or Committee, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or Committee to which the envelope or e-mail is addressed.

Compensation of Directors

Shown below is information concerning the compensation for service as a director for each member of our Board of Directors for the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Delbert H. Tanner	$114,500	$34,500	$149,000
Donald L. Glass	$75,000	$34,500	$109,500
James F. Hibberd	$75,000	$34,500	$109,500
Gina G. Hoagland	$78,000	$34,500	$112,500
Patrick L. Larmon	$78,000	$34,500	$112,500
J. Keith Matheney	$78,000	$34,500	$112,500
Jon P. Vrabely(3)	—	—	—

(1)

In 2019, based on the recommendations of the Board’s executive compensation consultant, the Board amended the board compensation to eliminate Board fees for attending Committee meetings and to pay each director an annual retainer based on the roles each member plays on the Board and each Committee. The amount provided is the annual retainer paid to each director for their services for 2019.

(2)

Amounts in this column represent the grant date fair value of restricted stock awards granted to our non-employee directors in 2019, as computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718. In accordance with the Company’s non-employee directors’ stock compensation program, each non-employee director is granted an annual restricted stock award that consists of a number of shares equal to the lesser of (i) the number of shares obtained from dividing $40,000 by the average of our high and low price of our Common Stock on the applicable date of grant, or (ii) 15,000 shares. The non-employee directors were granted 15,000 restricted shares on January 29, 2019. The awards vest in full on the first anniversary of the grant date or upon a change of control of the Company. As of December 31, 2019, the annual restricted stock awards for 2019 were the only unvested stock awards held by our non-employee directors.

(3)

Mr. Vrabely, who serves as both a director and the Company’s President and Chief Executive Officer, does not receive additional compensation for service as a director. See the Summary Compensation Table in this Proxy Statement for his compensation as an executive officer of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year ended December 31, 2019 audited by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP various matters related to the financial statements, including those matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, and auditing management’s effectiveness of internal control over financial reporting. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Other than Mr. Matheney, who is a practicing certified public accountant, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The members of the Audit Committee are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”

This report is not to be deemed “soliciting material” or deemed to be “filed” with the SEC or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this report be treated as “soliciting material” or specifically incorporates it by reference into a document filed with the SEC.

Submitted by:

The Audit Committee of the Board of Directors of Huttig Building Products, Inc.

Patrick L. Larmon — Chairperson

James F. Hibberd

Gina G. Hoagland

J. Keith Matheney

The preceding report will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference, and the report will not otherwise be deemed filed under such acts.

EXECUTIVE OFFICERS

Huttig’s executive officers as of January 1, 2020 and their respective ages and positions are set forth below:

Name	Age	Position
Jon P. Vrabely	54	President and Chief Executive Officer
Robert Furio	59	Executive Vice President and Chief Operating Officer
Philip Keipp	58	Vice President and Chief Financial Officer
Brian D. Robinson	58	Senior Vice President and Chief Information Officer

The principal occupations and employment of our executive officers, including positions held with the Company, during the past five years are set forth below:

Jon P. Vrabely was named President and Chief Executive Officer in 2007. He was also appointed to the Board of Directors in 2007. He served as interim Chief Financial Officer from February 2018 until September 2018, when Mr. Keipp was appointed, and he served as interim Chief Financial Officer and Secretary of the Company from June 2015 until April 2016.

Robert Furio was named Executive Vice President and Chief Operating Officer effective January 1, 2018. He previously served as an executive at Huttig, Inc., a wholly-owned subsidiary of the Company, beginning in November 2016. Prior to that time, he spent 29 years with PrimeSource Building Products, Inc., where he had several executive management positions, and most recently was co-chief executive officer.

Philip Keipp was named Vice President and Chief Financial Officer in September 2018. Mr. Keipp previously served as Chief Financial Officer and Secretary for the Company from July 2009 to June 2015 and provided consulting services to the Company in August and September 2018 prior to being named Vice President and Chief Financial Officer.

Brian D. Robinson was named Senior Vice President and Chief Information Officer effective January 1, 2018. Prior to that he served as our Vice President, Chief Information Officer beginning in 2006.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned, directly or indirectly, by the Company’s directors, the executive officers named in the Summary Compensation Table and all of the Company’s directors and executive officers as a group, as of February 26, 2020. There were 26,898,683 shares of our Common Stock outstanding as of February 26, 2020. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the Common Stock. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.

	Unrestricted Shares Owned (1)		Shares in 401(k) Plan		Restricted Shares/ Restricted Stock Units	Total Shares Beneficially Owned	Percent of Shares Outstanding
Non-Employee Directors:
Delbert H. Tanner	211,201	(2)	—		59,502	270,703	*
Donald L. Glass	169,987		—		59,502	229,489	*
James F. Hibberd	46,917		—		15,000	61,917	*
Gina G. Hoagland	34,117		—		15,000	49,117	*
Patrick L. Larmon	46,917		—		15,000	61,917	*
J. Keith Matheney	74,987	(3)	—		59,502	134,489	*
Named Executive Officers:
Jon P. Vrabely	881,221		8,937		207,114	1,097,272	4.08%
David A. Fishbein(4)	20,000		—		—	20,000	*
Robert Furio	93,132		—		155,915	249,047	*
Philip Keipp	29,310		125,000	(5)	93,620	247,930	*
Directors and executive officers as a group (10 persons)(6)	1,941,762		273,761		722,546	2,938,069	10.92%

*	Represents holdings of less than 1%.
(1)	Includes previously restricted shares, the restrictions on which have lapsed.
(2)	115,000 shares are held in OOT, LLC, a company solely owned by Mr. Tanner, and 26,500 shares are held in the Delbert and Marthann Trust.
(3)	Shares are held in a Matheney family trust.
(4)

Mr. Fishbein’s employment with the Company terminated effective December 9, 2019. Mr. Fishbein received an initial equity grant of 58,480 time-vested shares of Company restricted stock on November 14, 2016 (“Initial Equity Grant”), scheduled to vest on November 14, 2021; provided that if Mr. Fishbein was terminated without cause prior to such date then the shares would become fully vested on the date of his termination. Accordingly, the Initial Equity Grant became fully vested effective December 9, 2019 upon Mr. Fishbein’s termination. All other unvested shares of restricted stock held by Mr. Fishbein were forfeited as of December 9, 2019 and are not included in this table.

(5)	Shares are held in a revocable living trust.
(6)	Includes shares held in 401(k), IRA, spouse IRA and Huttig Employee Stock Purchase Plan.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth the ownership of the Company’s Common Stock by each person known by the Company to beneficially own more than 5% of the Company’s Common Stock based on the number of shares of Common Stock outstanding as of February 26, 2020. There were 26,898,683 shares of our Common Stock outstanding as of February 26, 2020. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and dispositive power with respect to all shares of Common Stock shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
JB Capital Partners LP and Alan Weber 5 Evan Place Armonk, New York 10504	2,360,317	(1)	8.77%

Phillip Hauser and Fritz Hauser Hauser Family AG, Hauser & Friends AG and Hauser Brothers GmbH Wilhelm-Hamm-Strasse 15 77654 Offenburg Germany	2,642,000	(2)	9.82%

Paradigm Capital Management, Inc. Nine Elk Street Albany, New York 12207	2,044,700	(3)	7.60%

Mill Road Capital II, L.P. 382 Greenwich Avenue, Suite One Greenwich, CT 06830	1,650,328	(4)	6.14%

(1)

This information is based solely on a Schedule 13D/A filed jointly by JB Capital Partners LP and Alan Weber with the SEC on January 3, 2019. According to the filing, each member of the filing group has shared voting and dispositive power with respect to all of the shares.

(2)

This information is based solely on a Schedule 13G/A filed jointly by Phillip Hauser, Fritz Hauser, Hauser Family AG, Hauser & Friends AG and Hauser Brothers GmbH with the SEC on February 14, 2020. According to the filing: Phillip Hauser and Fritz Hauser each beneficially owns 2,642,000 of the shares and has sole voting and dispositive power with respect to such shares; Hauser Family AG beneficially owns 1,503,000 shares and has sole voting and dispositive power with respect to such shares; Hauser & Friends AG beneficially owns 1,135,000 shares and has sole voting and dispositive power with respect to such shares; and Hauser Brothers GmbH beneficially owns 4,000 shares and has sole voting and dispositive power with respect to such shares. The address in the table above is for Philip Hauser and Hauser Family AG. The address for Fritz Hauser, Hauser & Friends AG and Hauser Brothers GmbH is 79098 Freiburg im Breisgau, Germany.

(3)

This information is based solely on a Schedule 13G/A filed by Paradigm Capital Management, Inc. with the SEC on February 3, 2020. According to the filing, Paradigm Capital Management, Inc. has sole voting and dispositive power with respect to all of the shares.

(4)

This information is based solely on a Schedule 13D filed jointly by Thomas E. Lynch, Scott P. Scharfman, Mill Road Capital II GP LLC (the “GP”), and Mill Road Capital II, L.P. (the “Fund”) with the SEC on March 18, 2019. According to the filing, each member of the filing group has shared voting and dispositive power with respect to all of the shares. The Fund directly holds, and thus has sole voting and dispositive power over, 1,650,328 shares of Common Stock. The GP, as sole general partner of the Fund, also has sole authority to vote and to dispose of these shares on behalf of the Fund, and each of Mr. Lynch and Mr. Scharfman has shared authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of the GP. Accordingly, each of the Reporting Persons beneficially owns 1,650,328 shares and the Reporting Persons beneficially own, in the aggregate, 1,650,328 shares. The address in the table above is for Mr. Lynch, Mr. Jacobs, the GP and the Fund. The business address of each of Mr. Scharfman and Mr. Yanagi is 400 Oyster Point Blvd, Suite 526, South San Francisco, CA 94080.

EXECUTIVE COMPENSATION

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table, an Outstanding Equity Awards at Fiscal Year-End Table and certain limited narrative disclosures. Further, our reporting obligations generally extend only to the individuals who served as our Chief Executive Officer and our two other most highly compensated executive officers during fiscal year 2019.

Summary Compensation Table

Shown below is information concerning the total compensation paid to and compensatory awards received by the named executive officers of the Company during each of the relevant years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Jon P. Vrabely	2019	$600,000	—	$150,371	—	$20,806	$771,177
President and CEO	2018	$600,000	—	$600,000	—	$27,904	$1,227,904

David Fishbein(1)	2019	$434,423	—	$109,101	—	$150,126	$693,650
Former EVP, Chief Marketing Officer	2018	$450,000	—	$337,500	—	$22,300	$809,800

Robert Furio	2019	$450,000	—	$109,101	—	$24,869	$583,970
EVP, Chief Operating Office	2018	$450,000	—	$337,500	—	$24,637	$812,137

Philip Keipp(2)	2019	$350,000	—	$202,239	—	$7,787	$560,026
VP, Chief Financial Officer	2018	$87,500	—	—	—	$52,111	$139,611

(1)	Mr. Fishbein’s employment with the Company terminated effective December 9, 2019.
(2)	Mr. Keipp’s employment with the Company began on September 24, 2018.
(3)

Represents the grant date fair value of restricted stock awards granted during the applicable fiscal year, as computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, based on the average of our high and low stock prices on the date of grant.

(4)	All of the named executive officers participated in the Company’s 2005 Executive Incentive Compensation Plan, as amended and restated effective April 25, 2017 (the “EIC Plan”), for 2018 and 2019.
(5)

“All Other Compensation” for 2019 includes the following: (i) for Mr. Vrabely, a perquisite in the form of supplemental life insurance, the economic value of the life insurance under the DC Plan (defined below), long-term disability insurance, 401(k) matching contributions by the Company, and the use of a Company car, (ii) for Messrs. Fishbein, Furio and Keipp, a perquisite in the supplemental life insurance and 401(k) matching contributions by the Company. Additionally, for Messrs. Fishbein and Furio, the amount shown includes a car allowance, and for Mr. Fishbein includes his accrued and unpaid vacation on date of termination of $25,962 and cash severance in the amount of $100,258 that was paid or accrued during 2019. For more information on the severance paid or payable to Mr. Fishbein in connection with his termination of employment, please see the section titled “Additional Narrative Disclosures — Employment and Change in Control Agreements — Termination of Mr. Fishbein” below. Additionally, for 2019, the Company contributed $300,000 to Mr. Vrabely’s account under the Company’s unfunded nonqualified deferred compensation plan (the “DC Plan”). Amounts contributed to the DC Plan will be included as compensation in the Summary Compensation Table in the year of vesting. In 2018, the amount shown for Mr. Keipp includes fees earned providing consulting services to the Company prior to his employment as Vice President — Chief Financial Officer.

Additional Narrative Disclosures

Executive compensation is generally comprised of the following components: base salary; annual incentive compensation; long-term incentive awards; defined contribution plan benefits; and perquisites and other personal benefits.

Each of these components represents a portion of each executive officer’s total compensation package, although participation in the defined contribution plan is at the option of the executive officer. Our policy for allocating between short-term and long-term compensation seeks to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives to maximize long-term value for the Company and its stockholders. We do not maintain a pre-established policy or formula for the allocation between cash and non-cash or short-term and long-term compensation.

In setting executive compensation for 2019, the Compensation Committee considered the results of the Company’s “say-on-pay” proposal at the 2019 annual meeting of stockholders, which was approved by approximately 94% of the votes cast by the Company’s stockholders. For the pay ratio analysis, we used the same methodology as we used last year, and for 2019 the ratio of the annual total compensation of our Chief Executive Officer (“CEO”) to the median of the annual total compensation of all employees was reasonably estimated to be 16 to 1. For a description of this methodology, see the Company’s proxy statement for the 2018 annual meeting of stockholders.

Base Salaries

The annual base salary for our named executive officers as of December 31, 2019 was as follows:

Name and Current Principal Position	2019 Base Salary
Jon P. Vrabely — President, Chief Executive Officer	$600,000
David A. Fishbein(1) — Former Executive Vice President, Chief Marketing Officer	$450,000
Robert Furio — Executive Vice President, Chief Operating Officer	$450,000
Philip Keipp — Vice President, Chief Financial Officer	$350,000

(1)	Mr. Fishbein’s employment with the Company was terminated effective December 9, 2019.

2019 Annual Incentive Compensation

In 2019, each named executive officer was eligible to receive an annual cash bonus under the EIC Plan. The annual cash bonuses granted under the EIC Plan are designed to link executives’ pay to performance and align their interests with our stockholders by rewarding the executive based on Company performance achievement. For 2019, the Board primarily used the percentage of improvement in the economic value added (“EVA”) performance measure to determine Company performance, among other factors. EVA is a measurement of the amount by which the Company’s after-tax profits, after certain adjustments, exceed the cost of capital employed by the Company. The Company determines the percentage of absolute EVA generated for 2019 and the percentage of improvement in EVA from 2018 to 2019 to determine the annual cash bonus pool. In evaluating EVA, the Compensation Committee used a weighted average cost of capital of 4.57%. Although criteria used to determine the total annual incentive compensation is formula driven, the Compensation Committee makes individual awards using its discretion based on review of individual performance. A positive bonus pool was not generated for 2019 based on achievement with respect to the EVA performance measure. Consequently, none of the named executive officers received an annual cash bonus payment for 2019.

Long Term Incentive Awards

The Company considers its long-term incentive awards program a key employee retention tool and a way to better align the interests of our named executive officers with those of our stockholders. In making decisions regarding the size of long-term incentive awards for executive officers, the Compensation Committee considers factors such as each individual’s performance and responsibilities and Company performance.

Mr. Furio’s employment agreement, and the employment agreement that was in effect for Mr. Fishbein prior to his termination of employment, provide for a target long-term incentive award equal to 87.5% of their base salary. For 2019, Messrs. Fishbein and Furio each received a restricted stock award of 47,435 shares. Mr. Vrabely’s employment agreement provides that on an annual basis, he is eligible to receive a long-term incentive award with an aggregate target opportunity of at least 100% of his base salary, which award may be cash-based or stock-based and subject to time-vesting or performance-vesting as the Board shall determine in its sole discretion. In 2019, the Board granted Mr. Vrabely a time-vesting restricted stock award of 50,241 shares (as shown in the table below) and a $300,000 cash long-term performance based incentive award (the “Cash LTI”) based on the performance of the Company. For Mr. Keipp, the Company considers factors such as the individual’s performance and responsibilities. The 2019 restricted stock awards vest ratably over three years assuming the named executive officer’s continued employment or vest immediately in the event of death, permanent disability, or upon termination of employment by the Company without cause (or by the named executive officer for good reason) or a change in control of the Company.

The following table reflects the number of shares of restricted stock granted to our named executive officers in 2019:

Name	2019 Restricted Stock Awards (# Shares)
Jon P. Vrabely	50,241
David A. Fishbein(1)	47,435
Robert Furio	47,435
Philip Keipp	87,930

(1)	Mr. Fishbein’s employment with the Company was terminated effective December 9, 2019. All unvested shares of restricted stock held by Mr. Fishbein forfeited as of December 9, 2019.

Long Term Incentive Compensation

For the 2019 Cash LTI award granted to Mr. Vrabely, the Compensation Committee set two equally weighted goals with a payout ranging from 0% to 200% of target for each goal to be earned over a three-year performance period (2019-2021). The first goal is based on an increase in adjusted EBITDA as compared against the 2018 baseline results and the second goal is based on a return on the Company’s invested working capital.

For each goal, the Compensation Committee set annual “milestone” goals for 2019, 2020, and 2021 that could result in a partial payment of the 2019 Cash LTI award at the end of each year. The milestone goals for the 2019 performance measures were not achieved and, as a result, Mr. Vrabely did not receive any payments on account of such milestone goals.

The following summarizes the milestone goals for 2019, 2020 and 2021 in addition to the 2018 baseline:

Measure	2018 Baseline	2019 Milestone Goal	2020 Milestone Goal	2021 Milestone Goal
Adjusted EBITDA	$10.2M	$18.5M	$27.0M	$35M
EBITDA Return on Average Working Capital	6%	10%	14%	18.0%

Retirement Plans

The Company provides retirement benefits to the named executive officers under the terms of its tax-qualified 401(k) defined contribution plan. The Company provides matching contributions to employees who participate in the 401(k) plan. For every pre-tax dollar contributed to the 401(k) plan, the Company made matching contributions of $0.50 for every dollar contributed to the plan, up to a total of 6% of the employee’s total eligible deferral amount. The named executive officers participate in the 401(k) plan on substantially the same terms as our other participating employees.

In 2016, as required by Mr. Vrabely’s employment agreement, the Company established the DC Plan in which only Mr. Vrabely participates. Under the DC Plan, and consistent with the terms of Mr. Vrabely’s employment agreement, the Company makes an annual contribution, with the amount to be determined by the Board in its discretion based on Company and individual performance. No elective deferrals by Mr. Vrabely are permitted. The Company contributions under the DC Plan do not become vested until January 1, 2023, subject to Mr. Vrabely’s continued employment with the Company through such date, or receive accelerated vesting in the event of his death, permanent disability, termination of employment by the Company without cause or termination of employment by Mr. Vrabely for good reason, or in the event that the DC Plan is terminated by the Company following a change of control. The Compensation Committee believes that these vesting provisions will further encourage Mr. Vrabely’s retention through the vesting date.

For 2019, the Company contributed $300,000 to Mr. Vrabely’s account under the DC Plan. The Compensation Committee considered the Company and individual performance and the recommendation from the Compensation Committee’s compensation consultant when making the 2019 contribution.

During the deferral period, balances in Mr. Vrabely’s account under the DC Plan will be adjusted with deemed investment returns based on Mr. Vrabely’s investment choices, all of which are based on market rates of return. Vested balances are payable from the DC Plan in a lump sum following Mr. Vrabely’s termination of employment or his earlier disability or death. Amounts contributed to the DC Plan will be included as compensation in the Summary Compensation Table in the year of vesting.

Perquisites and Other Personal Benefits

The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Mr. Vrabely receives additional supplemental life and long-term disability insurance with benefits of three times his base salary upon death and providing supplemental income in the event of his disability. Mr. Furio is, and prior to his termination of employment, Mr. Fishbein was, provided with a car allowance and Mr. Vrabely has the use of a Company car.

Costs of the perquisites and personal benefits described above for the named executive officers that meet the threshold established by applicable SEC rules are included in the preceding Summary Compensation Table under the “All Other Compensation” column.

Employment and Change in Control Agreements

Termination of Mr. Fishbein. In connection with Mr. Fishbein’s termination of employment, the Company and Mr. Fishbein entered into a separation agreement, dated December 9, 2019 (the “Separation Agreement”), pursuant to which the Company agreed to pay Mr. Fishbein cash severance in an amount equal to $541,500, less applicable withholding, of which $91,500 was paid within 3 business days following the Separation Agreement becoming irrevocable and the remaining $450,000 was paid or will be paid in 12 equal monthly installments beginning on the first regularly scheduled payroll date in January 2020. Under the Separation Agreement, the Company also agreed to make a fully taxable cash payment to Mr. Fishbein in an amount equal to the applicable COBRA premiums for 12 months following the date of termination, subject to applicable tax withholdings.

In connection with Mr. Fishbein’s initial employment, he received an initial equity grant on November 14, 2016 of 58,480 time-vested shares of Company restricted stock scheduled to vest on November 14, 2021. Under the terms of the grant, if Mr. Fishbein was terminated without cause prior to the vesting date of the award, the shares would fully vest on the date of his termination of employment. Accordingly, upon his termination of employment the award became fully vested effective December 9, 2019. All other unvested shares of restricted stock held by Mr. Fishbein were forfeited.

Employment Agreements with Messrs. Vrabely and Furio. The Company maintains an employment agreement with each of Messrs. Vrabely and Furio, which provides for certain payments in connection with a qualifying termination of employment.

Without Cause Payments and Benefits

In the case of a termination of employment by the Company without “Cause” (as defined in the applicable employment agreement), including a decision of the Company to not renew the term of the employment agreement other than for Cause, Mr. Vrabely would receive (i) all benefits described below under “Death or Disability” except for the pro-rated annual bonus, which is an amount equal to a pro-rated annual bonus based on the Company’s actual performance through the termination date, subject to any applicable performance formula for the year of termination, (ii) a cash severance payment equal to two times the sum of his base salary plus the average bonus (as defined in the applicable employment agreement) (payable in periodic installments over 24 months), and (iii) two years of COBRA premiums based on the terms of Company’s group health plan and the executive’s coverage under such plan.

In the case of a termination of employment by the Company without “Cause” (as defined in the applicable employment agreement), including a decision of the Company to not renew the term of the employment agreement other than for Cause, under his employment agreement, Mr. Furio would receive (i) an amount equal to one times the executive’s then current base salary, (ii) an amount equal to 12 months of COBRA premiums based on the terms of the Company’s group health plan and the executive’s coverage under such plan, and (iii) a pro rata annual bonus for the year of termination, based on actual performance results for the year.

Death or Disability Payments and Benefits

Under Mr. Vrabely’s employment agreement, upon his termination of employment due to death or disability, he will receive a pro-rated annual bonus calculated by multiplying the average bonus paid or payable to him for the three fiscal years prior to the year of termination by a fraction, the numerator of which is the number of days in the then-current fiscal year through the termination date, and the denominator of which is 365. Additionally, all performance-based long term incentive (“LTI”) awards will become vested on a pro-rata basis as adjusted based on actual performance through the termination date, with the payment of the awards remaining subject to any applicable performance formula pursuant to the terms of the applicable award; and Mr. Vrabely’s unvested account balance under the DC Plan shall vest.

Mr. Furio is not entitled to any additional payments or benefits upon his termination of employment due to death or disability unless within the applicable change in control protected period.

Change in Control Termination Payments and Benefits

Under Mr. Vrabely’s employment agreement, in case of termination of employment due to death or disability within the applicable change in control protected period, Mr. Vrabely will receive the same benefits as described above under his employment agreement for termination due to death or disability, while Mr. Furio will be entitled to a pro-rated bonus based on his average bonus for the prior two years.

Under the employment agreements, in case of termination of employment by the Company without “Cause” or by the executive for “Good Reason” (as defined in the applicable employment agreement) within the applicable change in control protected period, each of Messrs. Vrabely and Furio will receive:

•	A pro-rated annual bonus based on the greater of the executive’s average bonus for a certain number of prior years or the bonus paid for the last fiscal year;

•	Cash severance equal to a multiple times the sum of base salary and the average bonus — for Mr. Vrabely, the multiple is three, and for Mr. Furio, the multiple is two;

•

COBRA premiums for a period of years based on the terms of the Company’s group health plan and the executives’ coverage under such plan as of termination — for Mr. Vrabely, three years’ of premiums, and for Mr. Furio, two years’ of premiums; and

•	For Mr. Vrabely, pro-rated vesting of his Cash LTI, full vesting of any outstanding equity awards, full vesting of his DC Plan balance and outplacement services with a value up to $25,000.

In addition, for Mr. Vrabely, for any termination of employment, all performance-based LTI awards will be pro-rated based on actual performance through the termination date, with the payment of such awards remaining subject to any applicable performance formula pursuant to the terms of the applicable award.

Change in Control Agreement with Mr. Keipp. The Company has entered into a change in control agreement with Mr. Keipp. The change in control agreement does not become effective until the occurrence of a change in control and generally only provides benefits upon an involuntary termination or constructive termination that occurs within three years following such change in control.

Under Mr. Keipp’s change in control agreement, in case of termination of employment by the Company without “Cause” or by the executive for “Good Reason” within the three-year change in control protected period, Mr. Keipp will receive:

•	A prorated annual bonus based on the greater of the average bonus or the bonus paid for the last fiscal year (the “highest bonus”);

•	Cash severance equal to two times the salary and the average bonus; and

•	A payment of two times the value of the COBRA premiums based on the terms of Company’s group health plan and Mr. Keipp’s coverage under such plan after termination.

Mr. Keipp’s change in control agreement also provides, in the case of a termination of employment due to death or disability within the three-year change in control protected period, Mr. Keipp will receive a pro-rated bonus based on his average bonus for the prior three years.

All payments described above are generally conditioned on the applicable named executive officer signing a release of all claims in favor of the Company. There are no excise tax gross-ups provided under the employment agreements. Instead, if the Company’s tax counsel determines that any economic benefit or payment or distribution by the Company to the employee pursuant to the agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (“the Code”), the Company will reduce the aggregate payments due to the employee under the agreement and any other agreement, plan or program of the Company to an amount that is one dollar less than the maximum amount allowable without becoming subject to the excise tax. Payments under the arrangements described above are generally made (i) in equal monthly installments (24 in the case of Mr. Vrabely and 12 in the case of Mr. Furio) for a termination of employment without cause prior to the applicable change in control protected period or (ii) in a lump sum payment for a termination of employment without Cause or for Good Reason within the applicable change in control protected period or, if applicable, due to death or disability; provided that, for Mr. Vrabely, amounts payable for a termination of employment without Cause or for Good Reason within the applicable change in control protected period may be paid in monthly installments over 36 months to the extent necessary to comply with Section 409A of the Code.

In addition, the employment agreements and change in control agreement generally prohibit each named executive officer from engaging in certain conduct during the term of employment and for one year following termination from employment with the Company, namely: (1) engaging in any business that is competitive with the Company, (2) soliciting for employment any current employee of the Company or any individual who had been employed by the Company in the one year prior thereto, (3) soliciting the business of the Company or doing business with any actual or prospective customer or supplier of the Company, and (4) taking any action which is intended, or would reasonably be expected, to harm the Company or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company. The employment agreements and change of control agreement also generally prohibit the officer from disclosing any confidential information of the Company at any time.

Other Arrangements. Pursuant to the terms of the restricted stock awards held by our named executive officers, all unvested shares of restricted stock granted pursuant to such awards will vest in full upon (i) a termination of employment due to death or permanent disability, (ii) retirement at or after age 65, or (iii) a change in control of the Company; provided, Mr. Vrabely’s restricted stock awards also vest in full upon termination of employment without cause.

Accounting and Tax Considerations

The Compensation Committee generally considers the financial accounting implications of stock awards and other compensation to the Company’s executive officers in evaluating and establishing the Company’s compensation policies and practices. In addition, Section 162(m) of the Code, limits the deductibility of annual compensation paid to certain executive officers to $1 million per employee. The Compensation Committee believes that in establishing incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable should be only one of several factors taken into consideration and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to continue to provide one or more named executive officers with the opportunity to earn compensation that may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth certain information with respect to unvested shares of restricted stock held at December 31, 2019 by each of the named executive officers (there are no other outstanding equity awards held by our named executive officers):

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(1)
Jon P. Vrabely(2)	132,114	$203,456
David Fishbein(3)	—	$—
Robert Furio(4)	152,769	$235,264
Philip Keipp(5)	87,930	$135,412

(1)	Computed based on the closing price of $1.54 of the Company’s Common Stock on December 31, 2019.
(2)

For Mr. Vrabely, a tranche of 15,151 shares of restricted stock and a separate tranche of 16,747 shares of restricted stock vested on February 28, 2020. The remainder of Mr. Vrabely’s unvested shares of restricted stock will vest as follows: 33,361 on March 16, 2020; 33,361 on March 16, 2021; 16,747 on February 28, 2021; and 16,747 on February 28, 2022.

(3)	Mr. Fishbein’s employment with the Company terminated effective December 9, 2019. All unvested shares of restricted stock held by Mr. Fishbein were forfeited as of December 9, 2019.
(4)

For Mr. Furio, 15,232 shares of restricted stock vested on January 20, 2020, 15,813 shares of restricted stock vested on January 29, 2019, and 15,811 shares of restricted stock vested on January 30, 2020. The remainder of Mr. Furio’s unvested shares of restricted stock will vest as follows: 15,811 on January 29, 2021; 15,811 on January 29, 2022; 15,811 on January 30, 2021; and 58,480 on November 16, 2021.

(5)

On January 30, 2020, 29,310 shares of restricted stock vested. The remainder of Mr. Keipp’s unvested shares of restricted stock will vest as follows: 29,310 shares on January 29, 2021; and 29,310 shares on January 29, 2022.

SECTION 16(A) REPORTS

Based solely upon a review of the forms furnished to the Company or written representations of certain persons, each director, officer and beneficial owner of greater than 10% of the outstanding shares of the Company timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934, as amended, for 2019, except that David Fishbein, James Hibberd, and Brian Robinson each filed a Form 4 six days late and Robert Furio, Donald Glass, Gina Hoagland, Patrick Larmon, J. Keith Matheney, Delbert Tanner each filed a Form 4 five days late, in each case with respect to a restricted stock grant awarded on January 28, 2019 under the EIC Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Audit Committee charter requires that the Audit Committee, which is comprised entirely of independent directors, review all related party transactions and potential conflict of interest situations involving members of the Board of Directors or senior management. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and the related party has a direct or indirect interest. Since January 1, 2019, the beginning of the Company’s last fiscal year, the Company has not had any related party transactions involving an amount in excess of the lesser of $120,000 and one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. Glass, Larmon, and Tanner and Ms. Hoagland. No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of the Board of Directors is an executive officer.

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

The following table sets forth the aggregate fees billed for the years ended December 31, 2019 and 2018 by KPMG LLP, the Company’s principal accounting firm during those years.

	2019	2018
Audit Fees(1)	$490,000	$560,000
Audit-Related Fees(2)	$15,000	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$505,000	$560,000

(1)	Audit fees consist of fees for the following services: (a) the audit of the Company’s annual financial statements, and (b) reviews of the Company’s quarterly financial statements.
(2)	Audit-related fees in connection with the S8 filed by the Company in 2019.

The Audit Committee has adopted a policy under which the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee pre-approves all services to be provided by the independent auditors. The Audit Committee pre-approves the annual audit engagement terms and fees at the beginning of the year and pre-approves, if necessary, any changes in terms or fees resulting from changes in audit scope, Company structure or other matters. For services other than the annual audit engagement, if pre-approval by the full Audit Committee at a regularly scheduled meeting is not practical due to time limitations or otherwise, the Chairperson of the Audit Committee may pre-approve such services and shall report any such pre-approval decision to the Audit Committee at the next regularly scheduled meeting.

ITEM 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as described in this Proxy Statement. While this vote is advisory, and not binding on the Company, it will provide information to us regarding stockholder sentiment about our core principles and objectives, which we will be able to consider when determining executive compensation in the future. Last year, approximately 94% of the votes cast in our advisory vote approved the compensation of our named executive officers.

Stockholders should review the compensation information set forth in this Proxy Statement, compensation tables, and related narratives appearing in this Proxy Statement for more information regarding the compensation of our named executive officers. As described in those sections, the primary objective of our executive compensation program is to attract and retain qualified employees. Our compensation program is designed to reward the named executive officers for individual performance, Company performance and increases in stockholder value. Accordingly, executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term stockholder value. The Compensation Committee regularly reviews our executive compensation program to assure that it continues to meet these overall objectives.

We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The Board of Directors unanimously recommends a vote “FOR” the following resolution:

RESOLVED, that the compensation of the named executive officers as disclosed in the Proxy Statement is approved.

VOTE REQUIRED

Assuming a quorum is present at the Annual Meeting, this proposal will be approved if it receives the affirmative vote of a majority of votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

ITEM 3 — RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2019. A representative of KPMG LLP will be present, in person or via telephone, at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2020. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

VOTE REQUIRED

Assuming a quorum is present at the Annual Meeting, this proposal will be approved if it receives the affirmative vote of a majority of votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

MISCELLANEOUS

Solicitation of Proxies

This solicitation of proxies for use at the Annual Meeting is being made by the Company, and the Company will bear all of the costs of the solicitation. In addition to the use of the Internet and mail, proxies may be solicited by personal interview, telephone and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock of the Company held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material. The Company may in its discretion engage, at its cost, a proxy solicitation to solicit proxies at the Annual Meeting.

Next Annual Meeting; Stockholder Proposals

The Company’s bylaws provide that the annual meeting of stockholders of the Company will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of stockholders intended to be presented at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) must be received by the Company for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting on or before November 9, 2020. In addition, the Company’s bylaws provide that if stockholders intend to nominate directors or present proposals at the 2021 Annual Meeting other than through inclusion of such proposals in the Company’s proxy materials for that meeting, then the Company must receive notice of such nominations or proposals no earlier than January 21, 2021 and no later than February 20, 2021. If the Company does not receive notice by that date, then such proposals may not be presented at the 2021 Annual Meeting.

Online

Go to www.envisionreports.com/HBP or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by 5:00am, CDT, on April 21, 2020

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Important Notice Regarding the Availability of Proxy Materials for the

Huttig Building Products, Inc. Stockholder Meeting to be Held on April 21, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. You can also vote by phone as provided above. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice, Annual Report, 10-K to stockholders are available at:

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/HBP.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 11, 2020 to facilitate timely delivery.

037JKC

Huttig Building Products, Inc.’s Annual Meeting of Stockholders will be held on April 21, 2020 at the Meadowbrook/Forest Hills Conference Room, St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, Missouri 63141, at 8:00 a.m. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all nominees for election as a director in Proposal 1, and FOR Proposals 2 and 3:

1.	Election of Directors for a three-year term expiring at the 2023 Annual Meeting of Stockholders:

01 - Ms. Gina G. Hoagland;

02 - Mr. J. Keith Matheney;

2.	To approve, by a non-binding advisory vote, the compensation paid to our named executive officers;
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card or vote by phone. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– Internet – Go to www.envisionreports.com/HBP. Click Cast Your Vote or Request Materials.

– Phone – Call us free of charge at 1-866-641-4276.

–   Email – Send an email to investorvote@computershare.com with “Proxy Materials Huttig Building Products, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 11, 2020.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 5:00am, CDT, on April 21, 2020.

Online Go to www.envisionreports.com/HBP or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HBP

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors for a three-year term expiring at the 2023 Annual Meeting of Stockholders;

	For	Withhold		For	Withhold
01 - Ms. Gina G. Hoagland	☐	☐	02 - Mr. J. Keith Matheney	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve, by a non-binding advisory vote, the compensation paid to our named executive officers;	☐	☐	☐	3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

037JID

2020 Annual Meeting Admission Ticket

2020 Annual Meeting of Huttig Building Products, Inc. Stockholders

April 21, 2020, 8:00am CDT

Meadowbrook/Forest Hills Conference Room at the St. Louis Marriott West Hotel

660 Maryville Centre Drive, St. Louis, Missouri 63141

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/HBP

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/HBP

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Notice of 2020 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 21, 2020

The undersigned does hereby appoint and constitute Jon P. Vrabely and Philip Keipp, and each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendation, all shares of Huttig Building Products, Inc. held of record by the undersigned at the close of business on February 26, 2020 at the Annual Meeting of Stockholders of Huttig Building Products, Inc. to be held at the “Meadowbrook/Forest Hills” conference room of the St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, MO 63141 on Tuesday, April 21, 2020 at 8 a.m., CDT, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Shares represented by this proxy will be voted by the stockholder. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or the Internet as instructed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees for election as a director listed in Proposal 1, and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛